                                                                    EXHIBIT 10.8

                   SEVERANCE BENEFITS AND EMPLOYMENT AGREEMENT
                   -------------------------------------------


     This Agreement is made and entered into effective as of the 1st day of January, 2001, by and between equitel, inc., a Delaware corporation (hereinafter called "equitel"), its subsidiaries listed on the signature page hereto and
        -------
________________(hereinafter called "Officer").
                                     -------

                              W I T N E S S E T H:
                              --------------------

     The Company recognizes that Officer's contributions to the past and future growth and success of the Company have been, and are expected to continue to be, substantial. The Company therefore desires to assure the Company of Officer's services as an employee of, and for the benefit of, the Company and its Affiliates in an executive, managerial capacity now, and in the event that the Company were to be faced with a takeover possibility.

     In order to induce Officer to remain in the employ of the Company, this agreement (the "Agreement") sets forth employment and severance benefits which
                ---------
the Company shall pay to Officer in connection with his employment and in the event of a severance of Officer's employment with the Company including, but not limited to, in connection with a "Change in Control" (as defined in Section
                                                                    -------
10(a)).
-----

     NOW THEREFORE FOR AND IN CONSIDERATION of the mutual representations and promises herein contained, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties mutually agree as follows:

     1.   CERTAIN DEFINITIONS. The following defined terms are in addition to
          -------------------
those set forth elsewhere in this Agreement:

          (a)  "Affiliates" shall have the meaning set forth in Section 10(a).
                                                                -------------

          (b)  "Change in Control" shall have the meaning set forth in Section
                                                                       -------
               10(a).
               -----

          (c) "Company" shall mean, except as the context otherwise clearly requires, equitel, inc. and its Initial Subsidiaries and any successor to its consolidated business and/or assets as aforesaid which executes and delivers the agreement provided for in Section 12 of this Agreement or which otherwise
                          ----------
becomes bound by all the terms and provisions of this Agreement by operation of law. The obligations of the Company and its Initial Subsidiaries shall be joint and several.

          (d) "Date of Termination" shall mean (i) if Officer's employment is terminated by Officer under circumstances referred to in Section 9(a) hereof,
                                                         ------------
the date on which Officer delivers Notice of Termination to the Company, (ii) if Officer's employment is terminated by the Company for Disability pursuant to
Section 7, thirty (30) days after Notice of Termination is given by the Company
---------
(provided that Officer shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period, (iii) if Officer's employment is terminated pursuant to Section 8 due to his death, the date of the
                                     ---------
Officer's death,

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

(iv) if Officer resigns pursuant to Section 10(a), the effective date of the
                                    -------------
termination of Officer's employment as specified in the notice (unless Officer's employment is earlier terminated by the Company), or (v) if Officer's employment is terminated by the Company for any other reason, the date specified in the Notice of Termination or,if no date is specified, the date on which a Notice of Termination is given.

          (e)  "Disability" shall have the meaning set forth in Section 7 of
                                                                ---------
this Agreement.

          (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (g) "Executive Officer" or "Executive Officers" shall have the meaning set forth in Section 3b-7 of the Exchange Act.

          (h) "Governmental Authority" shall mean any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing having jurisdiction over the Person and the subject matter.

          (i) "Index" shall mean the consumer price index for all urban consumers, all item as published by the Bureau of Labor Statistics of the United States Department of Labor.

          (j) "Initial Subsidiaries" shall mean equitel communications corporation and equitel development, inc.

          (k) "Lancer" shall mean Lancer Partners, L.P., Lancer Offshore, Inc., The Orbiter Fund, Ltd., and their respective Affiliates.

          (l) "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Officer's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without Notice of Termination. If the date of termination is to be later than the date of deliver of such Notice of Termination, such date shall be specified in the Notice of Termination. No Notice of Termination shall be effective prior to the date of its delivery to Officer.

          (m) "Person" shall mean an individual, corporation, partnership, association, trust, business trust, limited liability company, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group.

          (n) "Voting Securities" shall mean as to any securities of an entity ordinarily and generally having the right to vote in the election of directors of such entity and shall not include securities whose voting rights accrue under special circumstances, unless such circumstances shall have occurred and be continuing).

     2.   EMPLOYMENT TERM. equitel employs Officer and Officer accepts
          ---------------
employment with equitel in the position of ______________________of equitel (and such of its Affiliates that the Officer or the Board deems necessary or advisable for Officer to serve as ________________________r and/or other executive officer thereof, which initially shall include the Initial Subsidiaries upon the terms and conditions hereinafter set forth. The term of Officer's employment is subject to termination by the Company at any time without cause upon ninety (90) days' written notice, subject to Officer's right to receive the applicable severance benefits described herein. Except as otherwise provided herein, Officer may terminate his employment with the Company upon sixty (60) days prior written notice or such shorter period as the Company may allow. Except as otherwise specifically provided in this Agreement, no severance benefits shall be due in the event of Officer's voluntary termination of employment hereunder. The initial term of this Agreement shall be for three
(3) years from, and including, the date first written above; provided, however,
                                                             --------  -------
that this Agreement shall automatically extend for subsequent terms of an additional three (3) years at the end of the initial term and each subsequent term unless the Company or Officer shall give notice to the other party of their decision not to extend the term of this Agreement by giving at least one hundred eighty (180) days written notice prior to the end of such initial term or a successive term in which event this Agreement shall have a remaining term equal to then remaining initial or current term of the Agreement.

     3.   DUTIES AND EXTENT OF SERVICES. Officer will, during the continuance of
          -----------------------------
his employment hereunder, perform the duties of _____________________ of the Company and the Initial Subsidiaries. Officer will serve the Company to the best of his ability in such capacities and will devote substantially all of his business time, attention and abilities such employment and will offer to use his reasonable best efforts to promote the interests and welfare of the Company. In such capacities, the Officer shall perform such duties and shall have such responsibilities as are normally associated with such positions and as otherwise may be assigned to the Officer from time to time by or upon the authority of either (i) the Company's Chief Executive Officer, or (ii) the Board. Should any question arise between the Officer and the Company as to whether such Officer is devoting or has devoted sufficient time, attention and abilities to his duties, the reasonable, good faith opinion of either the (i) the Company's Chief Executive Officer, or (ii) the Board pursuant to the affirmative vote of a majority of the entire Board (excluding Officer) of equitel shall be dispositive of such question. Officer's office and principal place of employment will be located in metropolitan Raleigh-Durham, North Carolina. Officer acknowledges that his duties and services will involve usual and customary travel required of the Company's employees currently located in Raleigh-Durham, North Carolina. Officer shall have direct reporting authority to the Company's Chief Executive Officer.

     4.   COMPENSATION.

          (a)  Base Salary. For all services to be rendered by Officer in any
               -----------
capacity during the period of his employment under this Agreement, including, without limitation, services as an executive, officer, director or member of any committee of the Company and its Affiliates, Officer shall be paid as compensation a base salary ("Base Salary") at the rate of not less than $125,000 per annum for each year during which Officer is employed under this Agreement commencing with the calendar year beginning January 1, 2001, or at such higher rate as may from time to time be fixed by the Board or the Compensation Committee (the

"Committee") thereof, payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly; provided, however
                                                              --------  -------
that on ______ __, 2001 ("Service Anniversary Date"), Officer's Base Salary shall be automatically be increased to $150,000 per annum, effective as of that date. Under no circumstance shall any increase in Base Salary (i) limit or reduce any other obligation to Officer under this Agreement, or (ii) be later reduced or eliminated, once effective, as to any future periods. Officer shall be entitled to be reviewed and considered for an increase in Base Salary each January 1 during the term of this Agreement.

          (b)  Incentive Compensation. As additional compensation for all
               ----------------------
services rendered by Officer during the period of his employment under this Agreement, Officer will, after consultation with one or more of the Company's Chief Executive Officer, the Board and/or the Committee be awarded an annual bonus under the Company's Annual Incentive Compensation Plan as further described on Exhibit A hereto, the amount of which, in each case, shall be
             ---------
determined annually by the Committee in accordance with such plan but shall not in any year be less than the amount of the Guaranteed Bonus. Nothing under this Agreement shall be construed to limit the amount Officer may earn as his annual bonus under such plan or otherwise. Compensation payable for the annual bonuses shall be payable no later than ninety (90) days after the end of the fiscal year for which such compensation is awarded, unless Officer shall otherwise timely elect to defer the receipt of some or all of such compensation pursuant to a deferred compensation plan then in effect in which Officer is entitled to participate.

          (c)  Reimbursement of Expenses. The Company shall pay, or reimburse
               -------------------------
Officer in accordance with the Company's prevailing corporate policy, for reasonable travel, continuing education, and other expenses incurred by Officer in performing his duties under this Agreement in accordance with corporate policy. As a condition to such payment of reimbursement, however, Officer shall maintain and provide to the Company reasonable documentation and receipts for such expenses as the Company may customarily require of its Executive Officers.

          (d)  Insurance. In further consideration of his employment by the
               ---------
Company, Officer shall be entitled to the following insurance benefits: Health and accident insurance for Officer, his spouse and dependents and long-term disability insurance for Officer, all in amounts and coverage comparable to that presently provided by the Company to its Executive Officers, which amounts may be increased from time to time by the Company. The Company shall provide to Officer proof that Officer and his dependents are properly covered by all of the aforesaid types of insurance without any exclusion or exceptions for pre-existing conditions.

          (e)  Vacation. The Company shall provide Officer twenty five (25) days
               --------
of annual paid vacation. To the extent such twenty five (25) days are not taken in any calendar year, any unused vacation may be carried over into the succeeding year in accordance with then prevailing Company policy for its Executive Officers.

          (f)  Sick Leave. The Company shall provide Officer a reasonable number
               ----------
of paid sick days as established from time to time by corporate policy or as approved by the Committee and taken solely in the discretion of Officer.

          (g)  Equity Compensation. The Company shall contemporaneously herewith
               -------------------
grant Officer options under the equitel, inc. 2000 long term incentive plan (the "Plan") in the amount and pursuant to the terms set forth in the Award Agreement attached as Exhibit B. The Company may provide as additional compensation to the
            ---------
Officer such awards of Company securities, including restricted stock grants and stock options, as may be approved in the sole discretion of the Company's Board, the Committee or pursuant to delegated authority therefrom, provided, however,
                                                            --------  -------
that the Company shall provide Officer with such awards of Company securities as are generally provided to other Executive Officers of the Company.

          (h)  Participation in Benefit Plans. The payments provided for in
               ------------------------------
other paragraphs of this Section 4 are in addition to any benefits and
                         ---------
perquisites to which Officer may be or may become entitled under any present or future employment benefit and perquisite plan or program, or executive contingent compensation plan of the Company for which corporate officers are or shall become eligible, and Officer shall be eligible to receive during the period of his employment under this Agreement, benefits and emoluments for which either corporate officers or Company employees, in general, are eligible under every plan or program to the extent permissible under the general terms and provisions thereof. The Company shall not, by virtue of this provision, be under any obligation to Officer to continue to maintain any particular plan or program or any particular benefit level under any plan or program.

     5.   INDEMNITY, PROFESSIONAL AND OFFICERS LIABILITY INSURANCE.
          --------------------------------------------------------

          (a) The Company agrees to indemnify and save harmless Officer from all liability and costs incurred (including reasonable attorney's fees and disbursements) as a consequence of claims by third parties, whether or not derivatively on behalf of the Company (or, after a Change in Control as defined in Section 10(a) hereof, by the Company against the Officer or by the Officer
   -------------
against the Company), resulting from or growing out of Officer's past, present or future status as or as a result of his being or having been a director and/or officer of the Company or any subsidiary or affiliate thereof to the full extent permitted by law. In no event shall the terms, provisions and conditions of the indemnity provided for hereunder be less than the same as those presently provided for under the Articles of Incorporation and Bylaws of the Company. Said terms, provisions and conditions of indemnity shall remain an independent, contractual obligation of the Company to Officer from and after the date hereof regardless of how the Company might hereafter amend or change its Articles of Incorporation or Bylaws to provide for different terms, conditions and provisions of indemnity for other officers and directors of the Company. In the event the Company should amend its Articles of Incorporation or Bylaws to provide for different terms, conditions and provisions of indemnity after the effective date hereof, Officer shall be notified in writing of the change. Officer shall thereafter have thirty (30) days to elect in writing to accept the changed conditions of indemnity as a modification to the Company's contractual obligation hereunder or to continue under the terms of indemnity as provided for herein. The Company's agreement to provide indemnity hereunder shall survive the termination of this contract regardless of the cause of termination. The Company shall advance promptly as incurred reasonable fees and disbursements of counsel for Officer in defending Officer against any claims for which the Company would be so required to indemnify Officer provided (i) Officer shall otherwise comply with such mandatory requirements of Delaware law as may be required for such indemnification and (ii) Officer shall cause such counsel to cooperate fully in good faith with such requests as the Company or its counsel may reasonably make in order to endeavor to keep such legal fees at a minimum level consistent with an adequate defense of Officer.

          (b)  Officers and Directors' Liability Insurance. The Company agrees
               -------------------------------------------
to use its reasonable best efforts to provide, at no expense to the Officer, insurance insuring Officer in his capacity as an officer and director of the Company in such form and amount substantially in such form and amounts as Officer and Company may, from time to time, in good faith agree are reasonable and appropriate for executive officers and directors of corporations substantially similar in size to the Company. In the event of a termination of or by Officer hereunder, the Company shall use its reasonable best efforts to promptly purchase, to the extent available at commercially reasonable rates, a "tail" to the then-existing directors and officers liability insurance to provide Officer with continued insurance coverage against claims made as a consequence of his having been a director and/or officer of the Company. Such tail insurance shall be maintained for a period of one (1) year in the event of voluntary termination by Officer pursuant to Section 2 and for the number of
                                             ---------
year-equivalents of severance benefits to which Officer shall be entitled to as severance pay in the event of any other termination.

     6.   TERMINATION OF EMPLOYMENT BY COMPANY FOR JUST AND SUBSTANTIAL CAUSE.
          -------------------------------------------------------------------
The Company may terminate Officer's employment at any time for Just and Substantial Cause but only after written Notice of Termination (as defined in this Agreement) to Officer as approved by either (i) the Company's Chief Executive Officer, or (ii) the Board (excluding Officer) as set forth below specifying the cause of such action. "Just and Substantial Cause" means: (a) conviction of Officer of a crime constituting a felony; (b) commission of an act or acts of dishonesty on the part of Officer when such acts are intended to result, directly or indirectly, in substantial wrongful gain or substantial wrongful personal enrichment of Officer at the expense of the Company; or (c) the engaging by Officer in willful misconduct materially injurious to the Company with respect to which (i) Officer knew or reasonably should have known that such conduct would result in material financial injury to the Company, (ii) such conduct actually results in material financial injury to the Company and
(iii) such damage is not cured (if the same is reasonably susceptible to cure) within a reasonable time following receipt by Officer of written notice thereof from the Company referring to this Agreement. Any termination by the Company pursuant to this Section 6 above shall be communicated by written Notice of
                 ---------
Termination. In the event Officer shall be terminated for Just and Substantial Cause, Officer shall be entitled to all salary actually earned prior to termination, all stock options vesting prior to or upon termination, bonuses vesting prior to or upon termination, all restricted shares vesting prior to or upon termination and all deferred compensation vesting prior to or upon termination. No severance pay would be owing in the event of termination pursuant to this Section 6 for Just and Substantial Cause.
                 ---------

     7.   TERMINATION OF EMPLOYMENT IN THE EVENT OF OFFICER'S DISABILITY.
          --------------------------------------------------------------
Officer and the Company agree that Officer may not reasonably be expected to be able to perform his duties and the essential functions of his office if Officer shall have been permanently disabled or absent from his duties with the Company or not otherwise performing the duties of his office due to physical or mental illness, in each case, on a full-time basis for one hundred eighty (180) business days in the time periods specified below. Accordingly, if, in the reasonable, good faith opinion of either (i) the Company's Chief Executive Officer, or (ii) the Board, as a result of Officer's incapacity due to physical or mental illness, (x) Officer shall have been permanently disabled, within the meaning of the disability policy then maintained for the benefit of employees of the Company (and the insurance company shall not have disputed such determination), or (y) if no such disability policy shall be in force and effect covering Officer, Officer shall have been absent from his duties with the Company on a full time basis for one hundred eight (180) consecutive business days or for shorter periods aggregating one hundred eighty (180) business days during any 52-week period, and within thirty (30) days after a Notice of Termination is given by the Company (to be effective at the end of such 30 day period), Officer shall not have returned to the full time performance of his duties, Officer's employment shall be terminated for "Disability", in which event Officer shall be entitled to receive severance benefits under this Agreement and Officer shall be compensated pursuant to the provisions of this Section 7 as if Officer's employment had been
                                   ---------
terminated under Section 9 of this Agreement without Just and Substantial Cause
                 ---------
except that the amount of the lump sum payment due under the formula set forth
------ ----
in Section 9(b)(ii) shall be reduced by fifty percent. Payments of severance
   ----------------
benefits under this Section 7 shall be reduced by any disability payments
                    ---------
provided Officer as a result of the insurance coverage maintained pursuant to
Section 4(d)(i) or in any other Company-sponsored disability plan providing
---------------
benefits to Officer. Officer's employment shall not be terminable under this
Section 7 if Officer is absent from his duties upon a bona fide leave of absence
---------
granted by the Company other than pursuant to physical or mental illness. In the event that the Company and Officer are unable to agree whether Officer has returned or is able or not able to return to the full time performance of his duties because of Disability, said decision shall be made by three physicians, one of whom is to be selected by Company, one of whom is to be selected by the Board, and the third of whom is to be selected by the previous two. The decision of said three physicians shall be binding upon the parties and the cost of such examinations shall be borne by the Company.

     8.   TERMINATION OF EMPLOYMENT IN THE EVENT OF DEATH DURING EMPLOYMENT.
          -----------------------------------------------------------------

          (a) If Officer dies during the term of this Agreement, the Company shall pay to the last beneficiary designated by the Officer's by written notice to the Company or, failing such designation, to Officer's estate as benefits pursuant to this Section 8(a) the same compensation and benefits as if Officer's
                 ------------
employment had been terminated under Section 9 of this Agreement without Just
                                     ---------
and Substantial Cause except that the amount of the lump sum payment due under
                      ------ ----
the formula set forth in Section 9(b)(ii) shall be reduced by fifty percent.
                         ----------------

          (b) The Officer shall have the right to name, from time to time, any one Person as beneficiary hereunder or, with the consent of either the Company's Chief Executive Officer or the Board, he may make other forms of designation of beneficiary or beneficiaries. The Officer's designated beneficiary or personal representative, as the case may be, shall accept the payments provided for in this Section 8 in full discharge and release of the Company of and from any
     ---------
further obligations under this Agreement (other than to pay compensation or benefits which accrued prior to the date of such termination).

     9.   TERMINATION OF EMPLOYMENT WITHOUT JUST AND SUBSTANTIAL CAUSE;
          -------------------------------------------------------------
CONSTRUCTIVE TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.
--------------------------------------------------------------------------

          (a) Should the Company (i) change the location of Officer's office or of the Company's principal executive offices from metropolitan Raleigh-Durham, North Carolina to a place other than a location within thirty (30) miles of the location of the Company's principal executive offices as specified in Section 13
                                                                      ----------
and otherwise within metropolitan Raleigh-Durham, North Carolina, or change the location of Officer's office from the location of the Company's principal executive office, (ii) fail to appoint or reappoint Officer to the offices and positions Officer holds by virtue of this Agreement or such other position held immediately prior to any Notice of Termination (or to higher or equivalent offices and positions to which Officer agrees in writing, such agreement not to be unreasonably withheld), (iii) make any reduction in Officer's Base Salary,
(iv) adversely change the methodology pursuant to which Officer's bonus is determined or make any other material adverse change in any of Officer's employee benefits (other than any such benefit which is immaterial or inconsequential or any change which is required by law), (v) make any material change in Officer's function, duties or responsibilities which would cause Officer's position with the Company to become of less responsibility, importance or scope, in any material respect, than the position and attributes thereof immediately prior to the date of this Agreement, (vi) change the person or persons to whom Officer reports at the date hereof (i.e., the Chief Executive Officer) to a person or persons of lesser rank, title or responsibility, (vii) fail to obtain the express written assumption of this Agreement by any successor of the Company or any assignee of all or substantially all of its assets at or prior to such succession or assignment (such succession or assignment not relieving the Company of any liability hereunder), (viii) breach this Agreement in any material respect which is not cured within fifteen (15) days after written notice from Officer to the Company, or (ix) fail to renew this Agreement for not less than an additional three (3) year term on terms materially no less favorable to Officer (in the event the Company gives notice pursuant to Section
                                                                        -------
2 of this Agreement of its decision not to automatically renew this Agreement,
-
then the failure to renew shall be deemed to occur at the end of the initial term or, if this Agreement has been renewed at the end of the then current term, in each case if Officer shall then be living and not Disabled), Officer shall be entitled to (A) resign from the Company's employ and (B) receive severance benefits under this Agreement as set forth in the remainder of this Section 9
                                                                    ---------
(regardless of whether Officer resigns) upon the giving of Notice of Termination from Officer to the Company (unless in any case referred to in the preceding clauses (i) through (ix), the Company shall at such time have grounds to terminate Officer for Just and Substantial Cause and shall have delivered to Officer notice of the existence of Just and Substantial Cause, except that such notice does not specify that Officer is being terminated at that time).

          (b)  Base Salary and Bonus Based Severance Benefits. The Company shall
               ----------------------------------------------
0pay to Officer (or, in the event of his death, pay his beneficiary or beneficiaries or his estate, as the case may be), as severance benefits under this Section:

               (i) a lump sum on the thirtieth (30th) day following the Date of Termination, in an amount equal to the sum of (a) Officer's full Base Salary through the Date of Termination to the extent such Base Salary has not previously been paid through such date, at the rate in effect at the time written notice of termination is given and (b) any bonus or awards theretofore made to Officer which have not yet been paid to Officer; and

               (ii) a lump sum, also on the thirtieth (30th) day following the Date of Termination, in an amount equal to one (1) times the average of: the sum of Officer's annual

Base Salary plus the amount of the annual cash bonus (but in no event less than the amounts of the Guaranteed Bonus) to which Officer is entitled. For purposes of this Agreement, salary and bonus are deemed paid when earned and are not affected by the deferral of any compensation.

          (c)  Insurance Benefits. The Company, at its expense, shall maintain
               ------------------
in full force and effect, for the continued benefit of Officer, his spouse and dependents until the earlier of: (i) the second anniversary of Officer's Date of Termination; (ii) eighteen (18) months after Officer's Date of Termination if at such time Officer, his spouse or dependents, as applicable, is uninsurable under the Company's life, accident, medical and dental insurance plans; or (iii) the date Officer, his spouse and dependents become entitled to participate in similar plans, programs or arrangements provided by Officer's subsequent employer: all life, accident, medical and dental insurance benefit plans and programs or arrangements in which Officer, his spouse and dependents were entitled to participate immediately prior to the Date of Termination provided that the continued participation of Officer, his spouse and dependents, as applicable, is possible under the general terms and provisions of such plans and programs. In the event that the participation of Officer, his spouse or dependents in any such plan or program is barred, the Company shall arrange to provide Officer, his spouse or dependents, as the case may be, for a period of not less than twenty four (24) months (eighteen (18) months if the reason the participation of Officer, his spouse or dependents are barred is that Officer, his spouse or dependents, as applicable, are uninsurable) following the later of the Change in Control or Officer's Date of Termination, with benefits substantially similar to those which Officer, his spouse and dependents would have been entitled to receive under such plans and programs. In all cases, at the end of the period of coverage, Officer or his estate shall have the option to have assigned to Officer or the applicable beneficiary, at no cost to Officer or his estate, and with no apportionment of prepaid premiums (but without the necessity of the incurrence by the Company of any additional out-of-pocket transfer cost which Officer or his estate declines to reimburse), any assignable insurance policy owned by the Company and relating specifically to Officer, his spouse or dependents.

          (d)  Stock Options & Restricted Stock. Subject to accelerated vesting
               --------------------------------
and removal of restrictions under Section 10(c) of this Agreement, simultaneous
                                  -------------
with the Date of Termination (other than in the case of a termination for Just and Substantial Cause) (i) all stock options which have theretofore been granted to Officer shall immediately vest and be exercisable, and (ii) all restrictions on all restricted stock awards (other than those required for compliance with applicable laws) shall terminate and such shares shall immediately vest, in each case, regardless of any contrary provisions in any employee benefit plan or other agreement under which such stock options or restricted stock awards were granted.

          (e)  Payments In the Event of Constructive Receipt. As a further
               ---------------------------------------------
benefit, if at any time it is determined that Officer must include a portion or all of the severance benefits provided pursuant to this Section in Officer's gross income for federal income tax purposes prior to the time Officer receives payment of such benefits, then the Company agrees to pay Officer, as soon as administratively feasible, an amount of cash sufficient to enable Officer to pay the full federal and state tax liability attributable to the inclusion of the severance benefits, or a portion thereof, in Officer's gross income. Any cash so paid to Officer shall directly reduce the amount of future installments, pro rata, of severance benefits payable to Officer as provided hereunder.

     10.  TERMINATION IN THE EVENT OF A CHANGE IN CONTROL.
          -----------------------------------------------

          (a)  Except as otherwise expressly provided in Sections 10(c) and
                                                         --------------
Section 10(d) below, no benefits shall be payable under this section unless and until (i) there shall have been a "Change in Control," as defined in this
Section 10, and (ii) Officer is then an employee of the Company or, if Officer
----------
is not then an employee of the Company, Officer's employment was severed within six months prior to such Change in Control for any reason other than for Just and Substantial Cause. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) the Board or the stockholders of the Company shall approve (x) any consolidation or merger of pursuant to which the holders of Voting Securities of the Company immediately prior to such merger or consolidation do not have at least sixty percent (60%) of the combined voting power of the Voting Securities of the Company or such surviving or parent entity immediately after the consolidation or merger, (y) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (determined on a consolidated basis) in one transaction or a series of related transactions other than a transfer to a wholly-owned subsidiary of the Company,
(ii) the Board or stockholders of the Company shall adopt any plan or proposal for the liquidation or dissolution of the Company; (iii) any "person" or "group" of persons (as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder), other than Lancer, either alone or in conjunction with their Affiliates (as that term is defined in Rule 405 promulgated under the Exchange
Act), becomes the beneficial owner, directly or indirectly, of voting securities of the Company representing, or securities convertible into, or exchangeable for, securities representing, more than 20% of the combined voting power of the Company's then outstanding Voting Securities; or (iv) any "person" or "group" of persons (as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder), other than Lancer, either alone or in conjunction with their Affiliates (as that term is defined in Rule 405), acquires the right or power to nominate and/or control, directly or indirectly, whether through the ownership of Voting Securities of the Company, by contract or otherwise, a majority of the members of the Company's Board, provided, however, that no Change in Control shall be deemed to
                 --------  -------
occur as to any Initial Subsidiary if equitel, inc. directly or indirectly retains control of substantially all of the assets of such entity or any successor entity, and further provided, however, that no Change in Control shall
                              --------  -------
be deemed to occur in connection with that certain planned transaction between equitel and Wolfpack, Inc. whereby equitel, Inc. is to become a wholly owned subsidiary of Wolfpack, so long as Officer's employment is not terminated by the Company within ____ months of the consummation of such transaction.

          (b) In the event of a Change in Control of the Company, Officer shall have, in addition to any other rights provided under this Agreement, the right to terminate his employment under this Agreement by (i) resignation on not less than sixty (60) days' prior written notice given within six (6) calendar months after the occurrence of the Change in Control. If the Company shall terminate Officer's employment in connection with a Change in Control as defined in
Section 10(a) above, or if Officer shall resign from the Company under
-------------
circumstances referred to in this Section 10(b), then the Company shall pay to
                                  -------------
Officer as severance pay under this Section 10 compensation which would be
                                    ----------
payable under Section 9 in the event of the termination of Officer's employment
              ---------
without Just and Substantial Cause plus pay or provide the additional compensation and benefits set forth herein.

          (c)  Stock Options & Restricted Stock. Simultaneous with a Change in
               --------------------------------
Control (i) all stock options which have theretofore been granted to Officer shall immediately vest and be exercisable, and (ii) all restrictions on all restricted stock awards shall terminate and such shares shall immediately vest, in each case, regardless of any contrary provisions in any employee benefit plan or other agreement under which such stock options or restricted stock awards were granted, provided however, in the case of any two tier tender offer
              -------- -------
approved by the Company's Board, all stock options heretofore granted to Officer shall vest and all restrictions on restricted stock shall terminate and such stock shall vest ten (10) days before the deadline for tenders on the front end of such two tier tender offer.

          (d)  Excess Parachute Payment. In the event that any payment or
               ------------------------
benefit, or any combination of payment or benefits, to Officer hereunder with respect to a termination in connection with a Change in Control is determined to be an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the Company, at the time such determination becomes final, shall pay to Officer, as additional severance pay, an amount which would equal, after deducting all state and federal income taxes incurred by the Officer with respect to receipt of such payment, would equal to the excise tax, if any, imposed on Officer pursuant to Section 4999 of the Code.

          (e)  Certain Legal Fees. In addition to the rights provided to Officer
               ------------------
by Section 11 of this Agreement, the Company shall pay all costs, legal fees and
   ----------
expenses as and when incurred by Officer in connection with Officer's interpretation of, or determinations under any actual, threatened or contemplated litigation or legal or administration or other proceeding involving the provisions of this Section 10, whether or not initiated by Officer.
                       ----------

          (f)  Duty to Provide Services Prior to Change In Control. In the event
               ---------------------------------------------------
any "person" or "group" of persons (as defined in Section 10(a) above) begins a
                                                  -------------
tender or exchange offer, circulates a proxy to stockholders or takes other steps to effect a Change in Control, Officer agrees that Officer will not voluntarily leave the employ of the Company, and will render services to the Company commensurate with Officer's position, until such "person" or "group" has abandoned or terminated efforts to effect a Change in Control or until a Change in Control has occurred.

     11.  LEGAL FEES; MITIGATION OF DAMAGES. The Company shall reimburse such
          ---------------------------------
costs, legal fees and expenses as may be reasonably incurred by Officer in contesting or disputing any such termination, or in seeking to obtain or enforce any right or benefit provided by this Agreement, and Officer shall have no obligation to reimburse the Company for such costs if Officer is successful in any material respect in connection with enforcing any of Officer's rights or the Company's obligations under this Agreement in such dispute. Officer shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Officer as the result of employment by another employer after the Date of Termination, or otherwise. The Company and its subsidiaries and affiliates shall have no right to set off payments owed to Officer under this Agreement against amounts owed or claimed to be owed by the Officer to any of such Persons under this Agreement or otherwise.

     12.  SUCCESSORS; BINDING AGREEMENT.
          -----------------------------

          (a) The Company will require any successor (whether direct or indirect, by purchaser, merger, consolidation or otherwise) to the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement shall constitute a material breach of this Agreement and shall entitle Officer to compensation from the Company in the same amount and on the same terms as Officer would be entitled hereunder if such succession had not occurred, except that for purposes of implementing the foregoing, the date of which any such succession becomes effective shall be deemed the Date of Termination.

          (b) This Agreement shall inure to the benefit of and be enforceable by Officer's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Officer should die while any amounts are still payable to Officer hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Officer's devisee, legatee, or other designee of, if there be no such designee, to Officer's estate.

     13.  NOTICE. For the purposes of this Agreement, notices, Notices of
          ------
Termination, and all other communication provided for in this Agreement shall be in writing and may be given by personal delivery, nationally recognized delivery service, certified U.S. mail, return receipt requested or facsimile transmission. It shall be addressed to the recipient at such address or facsimile number set forth below. The place to which notice is to be sent may be changed by notice to the other party. Any notice or other communication shall be conclusively deemed to have been given: (a) if by personal delivery, on the day of delivery; (b) if by nationally recognized delivery service, delivery prepaid, on the day of delivery, provided written confirmation of receipt is obtained by the delivery service; (c) if by certified U.S. mail, return receipt requested, on the date of delivery as indicated on the receipt; and (d) if by facsimile transmission (if a fax number is listed below), on the day of transmittal, if given during the normal business hours of the Company and on the next business day if given after normal business hours on any day, in either event upon confirmation of receipt by electronic means or acknowledgment of recipient.

                              If to the Company:

                              equitel, inc.
                              4021 Stirrup Creek Drive
                              Suite 400, Research Triangle Park
                              Durham, North Carolina 27703

                              Attention:   Anthony W. Cullen
                                           Chief Executive Officer

                              If to Officer:

                              ______________________________
                              ______________________________
                              ______________________________

or, in either case, to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     14.  DEDUCTIONS AND WITHHOLDING; UNSECURED CLAIM; NO DEROGATION OF
          -------------------------------------------------------------
STATUTORY BENEFITS. Officer agrees that the Company and/or its subsidiaries or
------------------
affiliated companies shall withhold from any and all compensation required to be paid to the Officer pursuant to this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect. Officer's interest in the severance benefits hereunder is an unsecured claim against the general assets of the Company. To the extent that any applicable state or federal law, rule or regulation confers upon Officer any greater benefit or right than that set forth in this Agreement, such law, rule or regulation shall control in lieu of the provisions hereof relating to such benefit or right.

     15.  ADDITIONAL REPRESENTATIONS AND WARRANTIES. The Company represents and
          -----------------------------------------
warrants to Officer that (a) this Agreement has been duly executed and delivered by the Company; (b) the execution, delivery and performance of this Agreement by the Company has been fully authorized by all necessary corporate action on the part of the Company; (c) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (d) the execution, delivery and performance of this Agreement by the Company do not and will not conflict with, violate, or constitute a breach of or default under (i) the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries, (ii) any provision of law or regulations applicable to the Company or any of its subsidiaries, or (iii) any provision of any indenture, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or affected, with respect to which any such conflict, violation, breach or default would render this Agreement unenforceable or would have a material adverse effect on the financial condition of the company or any of its subsidiaries; and (e) and that the Company is not now and will not in the future become a party to any contract, agreement or understanding which would, by its terms, necessarily prevent the fulfillment by the Company of its obligations under this Agreement. Officer represents and warrants to the Company that his execution, delivery and performance of this Agreement do not and will not conflict with, violate, or constitute a material breach of or material default under any agreement, contract or other instrument to which he is a party or, to his knowledge, otherwise bound.

     16.  VALIDITY; SEVERABILITY. The invalidity or unenforceability of any
          ----------------------
provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable. It is acknowledged that any payment which may be made by the Company to Officer under this Agreement is in the nature of employment and/or severance and not a penalty payment. Should the obligation to make any payment hereunder be held to be void or voidable as a penalty by a final non-appealable court of competent jurisdiction, this Agreement shall be deemed to provide an obligation on the part of the Officer to render such consulting services as the Company may reasonably request during the period of and in exchange for such payments as would otherwise have been made by the Company as severance benefits and the parties agree such payments shall constitute reasonable compensation for the value of Officer's services during such period.

     17.  OFFICER'S OBLIGATIONS UPON TERMINATION OF EMPLOYMENT.
          ----------------------------------------------------

          Upon the termination of his employment hereunder for whatever reason (other than death) Officer shall:

          (a) Forthwith tender his resignation from any directorship or office he may hold in the Company; and

          (b) Not at any time represent himself still to be connected or to have any connection with the Company.

     18.  EFFECT OF TERMINATION. The provisions of this Agreement shall survive
          ---------------------
the termination of this Agreement and the termination of Officer's employment with the Company to the extent required to give full effect to the covenants and agreements contained herein.

     19.  CONFIDENTIALITY.
          ---------------

          (a) Officer agrees that, both during the term of this Agreement and after the termination of this Agreement, Officer will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Officer's duties, any Confidential Information, as defined hereinafter, that Officer may have or acquire (whether or not developed or compiled by Officer and whether or not Officer has been authorized to have access to such Confidential Information) during the term of this Agreement.

          (b) The term "Confidential Information" as used in this Agreement shall mean and include any information, data and know-how relating to the business of the Company that is disclosed to Officer by the Company or known by him as a result of his relationship with the Company and not generally within the public domain (whether constituting a trade secret or not), including without limitation, the following: financial information, supply and service information, marketing information, personnel information, customer information and information with respect to any corporate affairs that the Company agreed to treat as confidential. The term Confidential Information does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the client to which such information pertains.

          (c)  The covenant contained in this Section 19 shall survive the
                                              ----------
termination of Officer's employment with the Company for any reason for a period of two (2) years; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Officer's obligations of confidentiality and non-disclosure as set forth in this
Section 19 shall continue to survive after said two (2) year period to the
----------
greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

     20.  NON-COMPETITION.
          ---------------

          (a) So long as Officer is employed by the Company, and for a period of one (1) year after termination of his employment for any reason, Officer agrees not to engage in any Competitive Activity within the Noncompete Territory (as those terms are defined in Section 20(b) below).
                               -------------

          (b) As used herein, the term "Noncompete Territory" shall mean any geographic area in which the Company has business or operations which were performed, supervised by or assisted in by the Officer, or in which the Company has customers or actively sought prospective customers with whom Officer had Material Contact while employed by the Company. As used herein, the term "Competitive Activity" shall mean any activity in which the Officer directly or indirectly owns, manages, operates, controls, is employed by (either as an Officer or independent contractor) or participates in the ownership, management, operation or control of, any business (a "Competitor") that is engaged in the sale or distribution of prepaid wireless communications products and services (including software) that are comparable in type to the prepaid wireless communications products and services developed, distributed or provided by the Company (the "Business of the Company").

          (c)  "Material Contact" shall, for the purposes of Section 20(a) and
                                                             -------------
Section 21(a) of this Agreement, exist between Officer and each customer or
-------------
potential customer: (i) with whom Officer dealt; (ii) whose dealings with the Company were coordinated or supervised by Officer; (iii) about whom Officer obtained confidential information in the ordinary course of business as a result of Officer's association with the Company; or (iv) who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Officer within two (2) years prior to the date of termination of Officer's employment with the Company.

          (d) For purposes of this Agreement, the determination of whether a particular geographic area is within the Noncompete Territory or whether a particular activity is a Competitive Activity shall be made at the earlier of the time that enforcement of this covenant is sought, or the date the Officer ceases, for any reason, to be an Officer of the Company.

          (e) The Company and Officer acknowledge and agree, based upon the current activities of the Company and a good faith projection of its future activities, that the Noncompete Territory shall be presumed to be the entire world; provided, however, that in the event this presumption is in conflict at the time of determination with the definition contained in subsection (b) above, then the Noncompete Territory shall comprise only that portion of the world as falls within such definition.

          (f) Nothing herein contained, however, shall restrict the Officer from making any investments in not more than four and nine-tenths percent (4.9%) of the voting securities in any Person whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give the Officer the right to control or influence the policy decisions of any such business or enterprise which is, or might be, directly or indirectly in competition with the Business of the Company.

          (g)  The provisions of this Section 20 shall survive the termination
                                      ----------
of the Executive's employment hereunder, irrespective of the reason therefor until one (1) year after the date of termination.

     21.  NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS.
          -------------------------------------------

          (a) Officer agrees that he will, for so long as he is employed hereunder and for a period of one (1) year after termination of his employment, refrain from (i) recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company, if the Company or its successor or affiliate is then engaged in the business of manufacturing or distributing lottery products or providing lottery services that are the same as or substantially comparable in type to the lottery products manufactured or distributed by, or the lottery services provided by, the Company or any of its Affiliates, unless such employee (A) resigns voluntarily (without any solicitation from Officer or his Affiliates, or (B) is terminated by the Company or its Affiliates, or (ii) soliciting, enticing or inducing any Person with whom Officer had Material Contact, that then presently is, or at any time during such period shall be, a customer or potential customer of the Company, or any of its Affiliates, to become a customer of any other Person for products or services the same as, or comparable in type to, those products and services which, during the Term of Employment, were being and continue to be provided by the Company or any of its Affiliates and the Officer shall not approach any such Person for such purpose or authorize or knowingly approve the taking of such actions by any other Person, or assist any such Person in taking such action.

          (b)  The provisions of this Section 21 shall survive the termination
                                      ----------
of the Officer's employment hereunder, irrespective of the reason therefor until one (1) year after the date of termination.

     22.  TOLLING OF PERIOD OF RESTRAINT.
          ------------------------------

          In the event Officer is not enjoined from breaching the applicable protective covenants set forth in Section 19 through Section 21, and the
                                  ----------         ----------
applicable protective covenant is finally determined to be enforceable, Officer hereby expressly agrees that any violation of the restraints set forth in Section 19 through Section 21 shall automatically toll
                        ----------         ----------
and suspend the period of the restraint for the amount of time that the violation continues but only during the pendency of any litigation, mediation, or arbitration involving a good faith claim by the Company that Officer has breached the covenants set forth in one or more of such Sections and further provided that the Company institutes such litigation or other dispute resolution procedure no later than one year after the termination of the Agreement.

     23.  ACKNOWLEDGMENTS.
          ---------------

          Officer hereby acknowledges and agrees that the restrictions contained in Section 20, Section 21 and Section 22 are fair and reasonable and necessary
   ----------  ----------     ----------
for the protection of the legitimate business interests of the Company. Officer acknowledges that in the event Officer's employment with the Company terminates for any reason, Officer will be able to earn a livelihood without violating the restrictions contained in Section 19, Section 20 and Section 21. Officer
                          ----------  ----------     ----------
acknowledges that such restrictions are a material condition to Officer's employment and continued employment with the Company.

     24.  RIGHTS TO MATERIALS.
          -------------------

          All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Officer shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of his employment or upon the prior demand of the Company, he shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company; provided that, for the
                                                        -------- ----
avoidance of doubt, upon termination of his employment, Officer shall be entitled to retain or to have furnished to him, at Company expense the following documents: originals of Officer's appointment and desk calendars, copies of travel and entertainment reports and requests for reimbursement and associated supporting documentation; and further provided that, for the avoidance of doubt,
                              ------- --------
the Company shall be entitled, at its sole cost and expense, to make copies of the foregoing original records which officer is entitled to retain, provided that if Officer's employment is terminated, a request to copy any original records to which Officer is entitled must be communicated by Notice to Officer no later than sixty (60) days following the termination of his employment.

     25.  INVENTIONS. Officer will promptly disclose to the Company and to no
          ----------
other, any Invention (as hereinafter defined) which Officer may conceive or make either alone or in conjunction with others during his employment by the Company or which Officer may conceive or make within one (1) year after termination of his employment with the Company for any reason. Moreover, Officer will execute all papers deemed proper by Company to enable it, at its expense, to prepare and file any and all original, divisional, continuation, continuation-in-part, refile, renewal, reissue and other applications for Letters Patent of the United States and of other countries covering such Inventions, to establish and maintain the Company's title to and obtain for the Company or its designee patents on said applications or any other patent owned or claimed by the Company, all at the option of the Company, and to vest the Officer's entire right, title and interest in and to said Inventions, patent applications and patents in the Company or its designee. Officer will also execute all such proper and necessary papers to perfect or otherwise protect the Company's rights in such Inventions as may be presented to the Officer at any time during or after the termination of his employment with the Company. For purposes of this provision, the term "Invention" shall mean and include any invention or technical information related to the business of the Company in the nature of a new design, art, machine, process, formula, procedure, computer program, method of manufacture, composition matter or any new or useable improvements thereof, whether or not patentable.

     26.  WORKS MADE FOR HIRE. All Works (as hereinafter defined) and all
          -------------------
copyrights and other rights, titles and interests whatsoever in and to the Works, belong solely, irrevocably and exclusively throughout the world to the Company as "works made for hire." Moreover, if and to the extent any court or agency should conclude that the Works (or any of them) do not constitute or qualify as a "work made for hire" the Officer hereby assigns, grants and delivers, solely, irrevocably, and exclusively throughout the world unto the Company, all copyrights and other rights, titles and interests whatsoever in and to Works. Officer shall execute (whether or not any court or agency has concluded that the Works, or any of them, do not constitute or qualify as "works made for hire") such further grants and assignments of all rights which the Company from time to time reasonably may request for the purpose of evidencing, enforcing, registering or defending its complete, exclusive, perpetual and worldwide ownership of the Works. Without limiting the preceding provisions of this Section, Officer acknowledges and agrees that the Company may edit and otherwise modify, and use, publish and otherwise exploit, the Works (and any of them or part of them) in any media and in such manner as the Company in its sole discretion may determine, provided, however, that the Company shall expressly
                          --------  -------
disclaim Officer's involvement with any edited or modified work unless Officer shall consent to the use of his name with respect thereto. For purposes of this provision, the term "Works" shall mean and include all writings, tapes, recordings, computer programs and other works in any tangible medium of expression, regardless of the form of the medium, which have been or are prepared by the Officer, or to which the Officer contributes, in connection with his employment by the Company, whether created within or without the Company's facilities and whether created before, during or after normal business hours.

     27.  INJUNCTIVE RELIEF. Officer understands, acknowledges and agrees that
          -----------------
in the event of a breach or threatened breach of any of the covenants and promises contained in Section 19, Section 20, Section 21, Section 24, Section
                      ----------  ----------  ----------  ----------  -------
25, and Section 26, the Company will suffer irreparable injury for which there
--      ----------
is no adequate remedy at law and the Company will therefore be entitled to injunctive relief enjoining said breach or threatened breach. Officer further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

     28.  ENTIRE AGREEMENT; CHOICE OF LAW; AMENDMENT; WAIVER. This Agreement
          --------------------------------------------------
sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation construction and performance of this Agreement shall be governed by the laws of the State of Delaware and any applicable federal laws of the United States of America. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Officer and by another officer of the Company whose authority is evidenced by a resolution of the Compensation Committee and such other committee or the entire Board as necessary to establish the authority of such executive officer or such employee of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other part hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     29.  BINDING EFFECT. This Agreement shall extend to and be binding upon and
          --------------
inure to the benefit of the parties hereto, their respective successors and assigns; provided, however, that neither party shall have the right to assign this Agreement without the prior written consent of the other party hereof, which consent shall not unreasonably be refused upon the provision of assurances of performance reasonably satisfactory to Officer and assumption of the Agreement in the manner contemplated herein. Officer may not assign, pledge or otherwise hypothecate Officer's interest in the severance benefits payable hereunder, and any attempt by Officer to do so will not be recognized by the Company.

     30.  TITLES. Titles of the headings herein are used solely for convenience
          ------
and shall not be used for interpretation or construing any work, section clause, paragraph, or provision of this Agreement.

     31.  COUNTERPARTS. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     32.  ENFORCEMENT. The provisions of this Agreement may be enforced by all
          -----------
legal and equitable remedies available to the parties including specific performance and injunction. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available to it, including recovery of damages.

     33.  CONSTRUCTION. Each of the parties has agreed to the use of the
          ------------
particular language of the provisions of this Agreement and all attached Exhibits, and any questions of doubtful interpretation shall not be resolved solely by any rule or interpretation against the draftsman but rather in accordance with the fair meaning thereof. The Company acknowledges it was represented by independent counsel in connection with the negotiation and execution of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                   EQUITEL, INC.


                                   By:___________________________________
                                          Anthony W. Cullen
                                   Its:   Chief Executive Officer


                                   EQUITEL COMMUNICATIONS CORPORATION

                                   By:___________________________________
                                          Anthony W. Cullen
                                   Its:   Chief Executive Officer


                                   EQUITEL DEVELOPMENT, INC.

                                   By: __________________________________
                                   Its: _________________________________


Accepted and Agreed as of the
date first above written:


_____________________________

                                    EXHIBIT A


Annual Incentive Compensation Plan

     An Annual Incentive Compensation Plan (the "AICP") has been instituted by the Company which provides an annual cash bonus plan for senior management. Under the AICP, Officer shall be eligible for incentive compensation equal to up to 25% of his Base Salary (the "Incentive Bonus"); provided, however, that a
                                                   --------  -------
bonus equal to 25% of Officer's Base Salary shall be earned and payable in the event of a Change In Control (the "Guaranteed Bonus" and, collectively with the
                                   ----------------
Incentive Bonus, hereinafter referred to as the "Bonus"). The Bonus shall be deemed earned effective as of January 1 of each year for purposes of Officer's Severance Benefit and Employment Agreement. Enhancements to amounts annually payable under the AICP may be made by the Board or the Committee, at its discretion, based on the Company's performance against targets, the officer's individual evaluation and performance and any such additional payments (or lack thereof) need not be uniform with respect to individual performance based payments to other executive officers. The amount of an enhancement to the annual bonus shall be determined annually by the Board or the Committee in relation to results achieved by participants in the AICP based on the degree of achievement by the Company of its strategic and financial targets for the preceding year. The degree to which the targets are achieved will produce a payout for participants proportionately greater for above target performance and proportionately smaller for below target performance. Targets may include, but are not limited to, such items as earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings per share ("EPS"), cash flow and operating income as established by the Board or the Committee after consultation with the Chief Executive Officer or pursuant to authority delegated by the Board or the Committee.

     The AICP shall be subject to amendment, modification and interpretation by the Committee provided that any such amendment, modification or interpretation shall not reduce the amount of the Guaranteed Bonus and shall not materially reduce the right of Officer to any payment or benefit earned thereunder and provided that any amendment, modification or interpretation of the AICP shall be binding on all participants affected thereby.

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                                    EXHIBIT B

                                 AWARD AGREEMENT


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